Exhibit 99.1

WESTAR ENERGY ANNOUNCES 2013 RESULTS
TOPEKA, Kan., Feb. 26, 2014 - Westar Energy, Inc. (NYSE:WR) today announced earnings of $293 million, or $2.29 per share, for 2013 compared with earnings of $274 million, or $2.15 per share, for 2012. Fourth quarter 2013 earnings were $41 million, or $0.32 per share, compared with earnings of $46 million, or $0.36 per share, for the fourth quarter 2012.

Higher net income for 2013 was driven primarily by higher prices, partially offset by a 2 percent decline in retail electric sales due to mild summer weather, reduced demand by industrial customers, and higher O&M costs for the company’s distribution system and generating plants.

Lower net income for the fourth quarter 2013 was driven primarily by higher O&M expenses due in large part to the timing of expenses at the company’s generating plants, distribution system and for general and administrative costs. These higher expenses were partially offset by higher prices and electric sales as a result of cooler weather and increased demand from industrial customers.
Earnings Guidance

The company affirmed 2014 earnings guidance of $2.25 to $2.40 per share and posted to its website a summary of factors it considers to be principal drivers and adjustments used in arriving at earnings guidance. The summary is located under Supplemental Materials within the Investors section of the company website at www.WestarEnergy.com.
Dividend Declaration

The Board of Directors today declared a quarterly dividend of 35 cents per share payable Apr. 1, 2014 on the company's common stock payable to shareholders of record as of Mar. 10, 2014. The new dividend reflects a 3 percent increase over the company's previous quarterly dividend of 34 cents per share, and results in an indicated annual dividend of $1.40 per share.
Conference Call and Additional Company Information

Westar Energy management will host a conference call Thursday, Feb. 27, 2014 with the investment community at 10 a.m. ET (9 a.m. CT). Investors, media and the public may listen to the conference call by dialing 800.706.7749, participant code 37719407. A webcast of the live conference call will be available at www.WestarEnergy.com.

WESTAR ENERGY NEWS RELEASE    Page 1 of 3

Westar Energy announces 2013 results

Members of the media are invited to listen to the conference call and then contact Gina Penzig with any follow-up questions.

This earnings announcement, a package of detailed fourth quarter and year-end 2013 financial information, the company's annual report on Form 10-K for the period ended Dec. 31, 2013 and other filings the company has made with the Securities and Exchange Commission are available on the company's website at www.WestarEnergy.com.

Westar Energy, Inc. (NYSE: WR) is Kansas' largest electric utility. For more than a century, we have provided Kansans the safe, reliable electricity needed to power their businesses and homes. Every day our team of professionals takes on projects to generate and deliver electricity, protect the environment and provide excellent service to our nearly 700,000 customers. Westar has 7,200 MW of electric generation capacity fueled by coal, uranium, natural gas, wind and landfill gas. We are also a leader in electric transmission in Kansas. Our innovative customer service programs include mobile-enabled customer care, a smart meter pilot project and paving the way for electric vehicle adoption. Our employees live, volunteer and work in the communities we serve.

For more information about Westar Energy, visit us on the Internet at http://www.WestarEnergy.com.

Forward-looking statements: Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend,” “guidance” or words of similar meaning. Forward-looking statements describe future plans, objectives, expectations or goals. Although Westar Energy believes that its expectations are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as (1) those discussed in the company's Annual Report on Form 10-K for the year ended Dec. 31, 2013 (a) under the heading, “Forward-Looking Statements,” (b) in ITEM 1. Business, (c) in ITEM 1A. Risk Factors, (d) in ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, and (e) in ITEM 8. Financial Statements and Supplementary Data: Notes 13 and 15; and (2) other factors discussed in the company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date such statement was made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made.

Media Contact:
Gina Penzig
Director, corporate communications
Phone: 785.575.8089
Gina.Penzig@westarenergy.com
Media line: 888.613.0003

Investor Contact:
Bruce Burns
Director, investor relations
Phone: 785.575.8227
Bruce.Burns@westarenergy.com

WESTAR ENERGY NEWS RELEASE    Page 2 of 3

Westar Energy announces 2013 results

Westar Energy, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended Dec. 31,				Twelve Months Ended Dec. 31,
	2013	2012	Change	% Change	2013	2012	Change	% Change
	(In Thousands, Except Per Share Amounts)
REVENUES:
Residential	$160,190	$148,494	$11,696	7.9	$728,852	$714,562	$14,290	2.0
Commercial	154,057	146,839	7,218	4.9	667,106	640,654	26,452	4.1
Industrial	92,670	90,873	1,797	2.0	374,825	368,909	5,916	1.6
Other retail	6,034	(6,970)	13,004	186.6	8,939	(5,845)	14,784	252.9
Total Retail Revenues	412,951	379,236	33,715	8.9	1,779,722	1,718,280	61,442	3.6
Wholesale	85,491	87,387	(1,896)	(2.2)	348,239	316,353	31,886	10.1
Transmission	53,556	49,317	4,239	8.6	210,281	193,797	16,484	8.5
Other	7,880	7,832	48	0.6	32,412	33,040	(628)	(1.9)
Total Revenues	559,878	523,772	36,106	6.9	2,370,654	2,261,470	109,184	4.8
OPERATING EXPENSES:
Fuel and purchased power	151,783	137,150	14,633	10.7	634,797	589,990	44,807	7.6
SPP network transmission costs	44,894	42,405	2,489	5.9	178,604	166,547	12,057	7.2
Operating and maintenance	93,528	83,828	9,700	11.6	359,060	342,055	17,005	5.0
Depreciation and amortization	69,289	65,823	3,466	5.3	272,593	270,464	2,129	0.8
Selling, general and administrative	66,464	61,668	4,796	7.8	224,133	226,012	(1,879)	(0.8)
Taxes other than income tax	30,392	25,123	5,269	21.0	122,282	104,269	18,013	17.3
Total Operating Expenses	456,350	415,997	40,353	9.7	1,791,469	1,699,337	92,132	5.4
INCOME FROM OPERATIONS	103,528	107,775	(4,247)	(3.9)	579,185	562,133	17,052	3.0
OTHER INCOME (EXPENSE):
Investment earnings	1,444	955	489	51.2	10,056	7,411	2,645	35.7
Other income	5,861	8,136	(2,275)	(28.0)	35,609	35,378	231	0.7
Other expense	(4,188)	(5,740)	1,552	27.0	(18,099)	(19,987)	1,888	9.4
Total Other Income (Expense)	3,117	3,351	(234)	(7.0)	27,566	22,802	4,764	20.9
Interest expense	46,377	44,451	1,926	4.3	182,167	176,337	5,830	3.3
INCOME BEFORE INCOME TAXES	60,268	66,675	(6,407)	(9.6)	424,584	408,598	15,986	3.9
Income tax expense	17,207	18,980	(1,773)	(9.3)	123,721	126,136	(2,415)	(1.9)
NET INCOME	43,061	47,695	(4,634)	(9.7)	300,863	282,462	18,401	6.5
Less: Net income attributable to noncontrolling interests	1,999	2,088	(89)	(4.3)	8,343	7,316	1,027	14.0
NET INCOME ATTRIBUTABLE TO WESTAR ENERGY, INC.	41,062	45,607	(4,545)	(10.0)	292,520	275,146	17,374	6.3
Preferred dividends	—	—	—	—	—	1,616	(1,616)	(100.0)
NET INCOME ATTRIBUTABLE TO COMMON STOCK	$41,062	$45,607	$(4,545)	(10.0)	$292,520	$273,530	$18,990	6.9
Earnings per common share, basic	$0.32	$0.36	$(0.04)	(11.1)	$2.29	$2.15	$0.14	6.5
Average equivalent common shares outstanding	127,892	126,929	963	0.8	127,463	126,712	751	0.6
DIVIDENDS DECLARED PER COMMON SHARE	$0.34	$0.33	$0.01	3.0	$1.36	$1.32	$0.04	3.0
Effective income tax rate	28.55%	28.47%			29.14%	30.87%

WESTAR ENERGY NEWS RELEASE    Page 3 of 3